UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: November 29, 2004

GABRIEL TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

000-23415

22-3062052

----------------------------

--------------

---------------

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation

File Number)

Identification No.)

4538 South 140th Street, Omaha, Nebraska 68137

 (Address of Principal Executive Offices) (Zip Code)

501 South Johnstone, Suite 501, Bartlesville, Oklahoma 74003

(Former Address of Principal Executive Offices (Zip Code)

(402) 614-0258

(Registrant's telephone number, including area code)

Princeton Video Image, Inc.

(Former Name or Former address, if changed since Last Report)

ITEM 5.03.

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Pursuant to the Plan of Reorganization approved by the Order Confirming First Modified Plan of Liquidation entered by the U. S. Bankruptcy Court for the District of New Jersey, the Company emerged from bankruptcy and amended its Bylaws on July 21, 2004.  As part of the Plan of Reorganization, the Company did restate its Bylaws by changing its name and did also change its fiscal year as set forth in the Bylaws to that of June 30.  Formerly, the Bylaws did provide that the Company’s fiscal year was to end on December 31 of each calendar year.  Under the authority granted by the Bankruptcy Court, the Board of Directors changed the fiscal year as they believed the change to be in the best interest of the Company and will provide full disclosure and accurate information of the previous operations of the Company which have ceased and been discontinued.  The Company will file a Transitional Year Report which reflects the status of the Company following its emergence from the Chapter 11 bankruptcy proceedings as of June 30, 2004.  The Company’s newly acquired subsidiary, Gabriel Technologies, L.L.C.’s, fiscal year is also June 30 and will coincide with that of the Company’s new fiscal year for reporting purposes.  This will allow for more consistent reporting.  A copy of the new Bylaws is attached as an exhibit with this current report.

ITEM 9.01.

FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(a)

Financial Statements of business acquired.

1.

Gabriel Technologies, LLC for the year ended December 31,  2003, the short year ended June 30, 2004 and the comparative six months ended June 30, 2003.

2.

Gabriel Technologies, Inc. (predecessor to LLC) for the year ended December 31,  2002, the six months ended June 30, 2003 and the comparative six months ended June 30, 2002.

(b)

Pro Forma Financial Information.

1.

Gabriel Technologies, LLC  2003 Proforma Statement of

Operations

#

GABRIEL TECHNOLOGIES, LLC

TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

1

FINANCIAL STATEMENTS

Consolidated Balance Sheets

2

Consolidated Statements of Operations and Members’ Equity

3

Consolidated Statements of Cash Flows

4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5

#

To the Board of Directors and Stockholders

Gabriel Technologies, LLC

Omaha, Nebraska

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Gabriel Technologies, LLC as of June 30, 2004 and December 31, 2003 and the related consolidated statements of operations and members’ equity, and cash flows for the periods then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

Since this was our initial examination of the financial statements of the Company, September 1, 2004 was the only date at which we observed the taking of physical inventories.  However, based on other tests we applied including tests of gross profits and review of physical inventory records, we have no reason to believe that inventories at June 30, 2004 and December 31, 2003 were not fairly stated.

In our opinion, with the foregoing comment regarding inventories, the financial statements referred to above present fairly, in all material respects, the financial position of Gabriel Technologies, LLC as of June 30, 2004 and December 31, 2003 and the results of its operations and members’ equity, and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

/s/   Williams & Webster, P.S.

Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

November 19, 2004

#

GABRIEL TECHNOLOGIES, LLC
BALANCE SHEET
			April 1, 2003
		April 1, 2003	(inception) to
		(inception) to	June 30,
	June 30,	December 31,	2003
ASSETS	2004	2003	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$1,126,863	25,243	53,771
Accounts receivable	217,755	271,717	-
Inventory	703,996	428,139	226,977
Notes receivable	1,047,179	-	-
Other current assets	-	-	500
Prepaid expenses	5,000	5,000	-
Total Current Assets	3,100,793	730,099	281,248
OTHER ASSETS
Equipment (net)	424,672	74,146	21,021
Patents (net)	33,054	30,714	18,161
Licenses (net)	95,000	-	-
Goodwill	1,517,792	1,517,792	1,517,792
Other assets	94,179	950	-
Investments	3,550,000	-	-
Deferred tax asset	695,390	334,458	37,822
Total Other Assets	6,410,087	1,958,060	1,594,796
TOTAL ASSETS	$9,510,880	2,688,159	1,876,044
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$205,572	223,991	228,268
Line of Credit	486,422	486,422	-
Investment Deposits	7,412,030	-	-
Notes payable	-	487,250	1,083,391
Other Liabilities	56,443	977	9,963
Total Current Liabilities	8,160,467	1,198,640	1,321,622
COMMITMENTS AND CONTINGENCIES	-	-	-
MEMBERS' EQUITY
Total Members' Equity	1,350,413	1,489,519	554,422
TOTAL LIABILITIES AND MEMBERS' EQUITY	$9,510,880	2,688,159	1,876,044

The accompanying notes are an integral part of the financial statements.

GABRIEL TECHNOLOGIES, LLC
STATEMENT OF OPERATIONS AND MEMBERS' EQUITY

			April 1, 2003
		April 1, 2003	(inception) to
		(inception) to	June 30,
	June 30,	December 31,	2003
	2004	2003	(unaudited)

REVENUES	$170,756	455,348	-
	-
COST OF GOODS SOLD	99,647	258,407	-

GROSS PROFIT	71,109	196,941	-

GENERAL AND ADMINISTRATIVE EXPENSES
Office and general	1,123,109	1,013,180	104,307
Professional fees	156,038	90,242	6,934
Total Expenses	1,279,147	1,103,422	111,241

INCOME FROM OPERATIONS	(1,208,038)	(906,481)	(111,241)

OTHER INCOME (EXPENSE)
Forgiveness of debt	200,000	-	-
Interest income	5,894	-	-
Financing expense	-	(130,338)	(125,000)
Interest expense	(15,894)	(27,384)	-

LOSS BEFORE TAXES	(1,018,038)	(1,064,203)	(236,241)

PROVISION FOR TAXES	360,932	334,458	37,822

NET LOSS	(657,106)	(729,745)	(198,419)

BEGINNING MEMBERS' EQUITY	1,489,519	-	-
Distributions	-	-	-
Contributions	518,000	2,219,264	752,841
	-
ENDING MEMBERS' EQUITY	$1,350,413	1,489,519	554,422

The accompanying notes are an integral part of the financial statements.

GABRIEL TECHNOLOGIES, LLC
STATEMENT OF CASH FLOWS
			April 1, 2003
		April 1, 2003	(inception) to
		(inception) to	June 30,
	June 30,	December 31,	2003
	2004	2003	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (loss)	$(657,106)	$(729,745)	$(198,419)
Adjustments to reconcile net income to net cash used by
operating activities:
Amortization/Depreciation expense	18,327	8,503	-
Units issued for financing expenses	-	56,875	56,875
Units issued for services	-	125,000	125,000
Stock options issued for services	-	27,384	-
Changes in assets and liabilities:
Decrease (increase) in:
Prepaid expenses	-	(5,000)	-
Other current assets	-	-	(500)
Other assets	(93,229)	(950)	-
Accounts receivable	53,960	(271,717)	-
Inventory	(275,857)	(428,139)	(226,977)
Notes receivable	(1,047,179)	-	-
Deferred tax asset	(360,932)	(334,458)	(37,822)
Increase (decrease) in:
Accounts payable	(18,419)	223,991	228,268
Other liabilities	55,466	977	9,963
Line of credit	-	486,422	-
Net cash provided (used) by operating activities	(2,324,969)	(840,857)	(43,612)

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
Acquisition of equipment	(362,821)	(81,713)	(21,021)
Goodwill	-	(1,517,792)	(1,517,792)
Patent costs	(3,370)	(31,650)	(18,161)
Decrease (increase) in licenses	(100,000)	-	-
Decrease (increase) in investment in Subsidiaries	(3,550,000)	-	-
Increase (decrease) in investment liability	7,412,030	-	-
Increase (decrease) in note payable	(487,250)	487,250	1,083,391
Net cash provided (used) by investing activities	2,908,589	(1,143,905)	(473,583)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Cash for sales of membership	518,000	2,010,005	570,966
Net cash provided by financing activities	518,000	2,010,005	570,966

Net increase (decrease) in cash and cash equivalents	1,101,620	25,243	53,771

Cash and cash equivalents beginning of period	25,243	-	-

Cash and cash equivalents end of period	$1,126,863	$25,243	53,771

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Income taxes paid	$-	$-	$-
Interest paid	$21,232	$5,338	$-

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Units issued for services	$-	$-	$56,875
Units issued for financing expenses	$-	$-	$125,000

The accompanying notes are an integral part of the financial statements.

GABRIEL TECHNOLOGIES, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and December 31, 2003

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Gabriel Technologies, LLC (the “Company”), a Nebraska limited liability corporation was formed on April 1, 2003. The Company designs, develops, produces, markets and supports a proprietary series of advanced locking systems under the WAR-LOK name.  These locking devices are primarily used for securing shipping containers used by railroads and the trucking industry. The Company sells the WAR-LOK Series products through a direct sales force and qualified distributors in specific vertical industries. The Company’s operations were previously the operations of Gabriel Technologies, Inc. The Company originally had a year ended December 31 and has adopted a June 30 fiscal year end in 2004.

In June 2004, the Company acquired all the issued and outstanding shares of FRK, LLC.  FRK is a wholly owned subsidiary at June 30, 2004.  See note 8.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (hereinafter “SFAS No. 150”).  SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position.  Previously, many of those instruments were classified as equity.  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  The adoption of SFAS No. 150 is not expected to have an impact on the financial position or results of operations of the Company.

In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146 “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS No. 146”).  SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities.  SFAS No. 146 also addresses recognition of certain costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocate employees, and termination benefits provided to employees that are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract.  The adoption of this policy did not have an effect on the Company’s financial statement at June 30, 2004 or December 31, 2003.

GABRIEL TECHNOLOGIES, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and December 31, 2003

Advertising Expenses

Advertising expenditures consist primarily of costs incurred in the design, development, and printing of Company literature and marketing materials.  The Company expenses all advertising expenditures as incurred.  The Company's advertising expenses for the periods ending June 30, 2004, December 31, 2003 and June 30, 2003, were $51,371, $59,387 and nothing, respectively.

Accounts Receivable

The Company carries its accounts receivable at net realizable value.  On a periodic basis, the Company evaluates its accounts receivable and considers the need for an allowance for doubtful accounts, based on Company past and expected collections, and current credit conditions.  At June 30, 2004 and December 31, 2003, all Company receivables are considered collectible and no valuation allowance is deemed necessary.

The Company’s had no bad debt expense for the periods ended June 30, 2004 and December 31, 2003.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Compensated Absences

Employees of the Company are entitled to paid vacation, sick, and personal days off, depending on job classification, length of service, and other factors.  The Company accrues vacation expense throughout the year.  At June 30, 2004 and December 31, 2003, no accrual was necessary.

Cost of Goods Sold

Cost of goods sold consists primarily of the raw materials, labor and overhead of products sold, inbound and outbound shipping charges, and packaging supplies.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 133”), as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”.  These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.  They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At June 30, 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

GABRIEL TECHNOLOGIES, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and December 31, 2003

Earnings Per Share

The Company adopted SFAS No. 128, which provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Although there were common stock equivalents outstanding June 30, 2004 and December 31, 2003 they were not included in the calculation of earnings per share because they would have been considered anti-dilutive.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include notes receivable, investments, and creditors holding secured and unsecured claims.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at June 30, 2004.

Forgiveness of Debt

In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (hereinafter “SFAS No. 145”), which updates, clarifies and simplifies existing accounting pronouncements.  FASB No. 4, which required all gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related tax effect was rescinded.  As a result, FASB No. 64, which amended FASB No. 4, was rescinded, as it was no longer necessary.  FASB No. 44, “Accounting for Intangible Assets of Motor Carriers”, established the accounting requirements for the effects of transition to the provisions of the Motor Carrier Act of 1980.  Since the transition has been completed, FASB No. 44 is no longer necessary and has been rescinded.  SFAS No. 145 amended FASB No. 13 to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.  The Company adopted SFAS No. 145 during the period ending June 30, 2004.  The Company has recognized $209,000 as other income for forgiveness of debt at June 30, 2004.

Income Taxes

Although the Company is registered in the State of Nebraska as a limited liability company, the Company has elected to be taxed as a limited liability company and therefore the Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  This statement requires the recognition of deferred tax liabilities and assets for the future consequences of events that have been recognized in the Company’s consolidated financial statement or tax returns.  Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company’s assets and liabilities results in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such an asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.  See Note 4.

Interim Financial Statements

The interim financial statements for the period ended June 30, 2003, included herein have not been audited, at the request of the Company.  They reflect all adjustments, which are, in the opinion of management, necessary to present fairly the results of operations for the period.  All such adjustments are normal recurring adjustments.

GABRIEL TECHNOLOGIES, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and December 31, 2003

The results of operations for the period presented is not necessarily indicative of the results to be expected for the full fiscal year.

Inventories

The Company records inventories at the lower of cost or market on a first-in, first-out basis.

Impaired Asset Policy and Asset Retirement Obligations

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (hereinafter “SFAS No. 144”).  SFAS No. 144 replaces SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.”  This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations.  SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.

In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts.

The Company does not believe any adjustments are needed to the carrying value of its assets at June 30, 2004 or December 31, 2003.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (hereinafter “SFAS No. 143”).  SFAS No. 143 establishes guidelines related to the retirement of tangible long-lived assets of the Company and the associated retirement costs.  This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets.  The Company adopted SFAS No. 143 and does not believe that the adoption has had a material impact on the financial statements of the Company.

Property and Equipment

Property and equipment are stated at cost.  Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years.  See Note 6.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, after elimination of the intercompany accounts and transactions.  The wholly owned subsidiary of the Company is FRK, LLC.  See Note 8.

Revenue Recognition

Products are shipped FOB shipping point and title passes upon shipment.  The Company recognizes revenue from sales when there is persuasive evidence that an arrangement exists, services have been rendered, the seller’s price to the buyer is determinable, and collectibility is reasonably assured.

GABRIEL TECHNOLOGIES, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and December 31, 2003

Stock Options and Warrants:

In accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), the Company will only recognize compensation costs as a result of the issuance of stock options and warrants to employees based on the excess, if any, of the fair value of the underlying stock at the date of grant (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. Therefore, the Company will not be required to recognize compensation expense as a result of any grants of stock options and warrants to employees at an exercise price that is equal to or greater than fair value. The Company will also make pro forma disclosures, in accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation" ("SFAS 123"), of net income or loss as if a fair value based method of accounting for stock options and warrants had been applied.

In December 2002, the Financial Accounting Standards Board issued Statement No. 148 (hereinafter “SFAS No. 148”) on “Accounting for Stock-Based Compensation—Transition and Disclosure.” This statement provides alternative methods of transition for companies that choose to switch to the fair value method of accounting for stock options.  SFAS No. 148 also makes changes in the disclosure requirements for stock-based compensation, regardless of which method of accounting is chosen. Under the new standard, companies must report certain types of information more prominently and in a more understandable format in the footnotes to the financial statements, and this information must be included in interim as well as annual financial statements.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses.  Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements.  Accordingly, upon settlement, actual results may differ from estimated amounts.

Segment Information

The Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," (hereinafter “SFAS No. 131”) during the period ending. SFAS No. 131 established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available, evaluated regularly by the chief operating decision makers, or a decision making group, in deciding how to allocate resources and in assessing performance.  At June 30, 2004, FRK, LLC had no operations to report.

NOTE 3 – CONCENTRATIONS

Bank Accounts

The Company maintains its cash accounts in three commercial banks.  For the period ending June 30, 2004 and 2003 and the year ended December 31, 2003, the Company did not maintain balances in these accounts in excess of the federally insured amounts.

GABRIEL TECHNOLOGIES, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and December 31, 2003

Economic Dependence

The Company purchases its products from three major suppliers that make up approximately 90% of its total purchases for the period ending June 30, 2004.

The Company had four major customers for the period ending June 30, 2004 that make up approximately 86% of its total sales.

NOTE 4 – INCOME TAXES

The significant components of the deferred tax asset at June 30, 2004 and December 31, 2003 were as follows:

	June 30,	December 31,	June 30,
	2004	2003	2003
Deferred tax asset	$434,884	$299,932	$37,822
Less deferred tax liability	73,952	3,296	0
Net deferred tax asset	$361,774	$296,636	$37,822

At June 30, 2004, December 31, 2003 and June 30, 2003, the Company has net operating loss carryforwards of approximately $1,286,000, $882,000 and $111,000, respectively, which will begin to expire in the year 2023.  For the periods ending June 30, 2004, December 31, 2003 and June 30, 2003, permanent tax differences, amortization of goodwill and meals and entertainment, created approximately $44,000 in decreased tax deductions. For the period ending June 30, 2003, permanent tax differences related to membership offerings reduced tax deductions by $750,000. At June 30, 2004, December 31, 2003 and June 30, 2003, net temporary tax differences of approximately $217,500, $9,700 and $0, respectively, created a deferred tax liability of approximately $73,950, $3,300 and $0, respectively. These temporary differences were caused by depreciation and stock option expenses differences.

NOTE 5 – NOTES RECEIVABLE

On June 1, 2004, the Company, as part of an asset acquisition. agreed to loan Trace Technologies up to $2.7 million, of which $709,679 has been advanced at June 30, 2004. The loan is secured by a filed security interest in all of Trace’s current and future assets.  The loan bears interest at national prime plus 1 ½%, as published in the Midwest edition of the Wall Street Journal.

The Company entered into a distribution agreement with International Pit Crew Express.  A condition of the distribution agreement was for Gabriel to purchase a $200,000 convertible promissory note. The note dated June 4, 2004, due June 3, 2005 bears interest at 7% and is unsecured. The note and the accrued interest may be converted by the Company into International Pit Crew Express common shares based upon a predetermined formula during the term of the note.

The Company received a note for $137,500 for an ownership interest in Gabriel Technologies Corporation. This note secured by an investor, carries an annual interest rate of ten percent (10%) and is due on or before February 1, 2005.

GABRIEL TECHNOLOGIES, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and December 31, 2003

NOTE 6 – PROPERTY AND EQUIPMENT

Capital assets are recorded at cost.  Depreciation is calculated using the straight-line method over three to seven years.  The following is a summary of property, equipment and accumulated depreciation at June 30, 2004, December 31, 2003 and June 30, 2003:

	June 30, 2004		December 31, 2003		June 30, 2003
	Cost	Accumulated Depreciation	Cost	Accumulated Depreciation	Cost	Accumulated Depreciation
Equipment	$ 147,635	$ 10,406	$ 72,066	$ 6,741	$ 12,508	$ -
Furniture & Fixtures	30,269	1,296	9,764	943	8,821	-
Tools & Dies	41,748	595	-	-	-	-
Total	$ 219,652	$ 12,297	$ 81,830	$ 7,684	$ 21,329	$ -

Less: Accumulated Depreciation	($ 19,981)		($ 7,684)		$ -

The Company did not place its property and equipment into service until after June 30, 2003. Depreciation expense for the periods ending June 30, 2004, December 31, 2003 and June 30, 2003 was $12,297, $7,684 and $0, respectively.

Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations, and requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.  Accordingly, the Company reviews the carrying amount of long-lived assets for impairment where events or changes in circumstances indicate that the carrying amount may not be recoverable.  The determination of any impairment would include a comparison of estimated future cash flows anticipated to be generated during the remaining life of the assets to the net carrying value of the assets.

NOTE 7 – INTANGIBLE ASSETS

Intangible Assets

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (hereinafter “SFAS No. 141”) and Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" (hereinafter “SFAS No. 142”). SFAS No. 141 provides for the elimination of the pooling-of-interest method of accounting for business combinations with an acquisition date of July 1, 2001 or later. SFAS No. 142 prohibits the amortization of goodwill and other intangible assets with indefinite lives and requires periodic reassessment of the underlying value of such assets

GABRIEL TECHNOLOGIES, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and December 31, 2003

for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001.  The Company adopted SFAS No. 142. Application of the nonamortization provision of SFAS No. 142 is expected to result in no change to the Company’s results of operations.

Intangible assets consist of rights, title, and interest in the patents and other assets of Gabriel Technologies, Inc. and goodwill associated with this purchase. These rights and goodwill were obtained from Gabriel Technologies, Inc pursuant to an asset purchase agreement.  See Note 6.

Patents

Costs relating to the purchase of patents were capitalized and amortized using the straight-line method over seventeen years, representing the estimated life of the assets.

The following is a summary of the patents at June 30, 2004, December 31, 2003 and June 30, 2003:

	Cost	Accumulated Amortization	Net Amount
June 30, 2004	$35,020	$(1,966)	$33,054
June 30, 2003	$13,726	$(0)	$13,726
December 31, 2003	$31,650	$(936)	$30,714

For the periods ending June 30, 2004, December 31, 2003 and June 30, 2003, the Company incurred amortization expenses of $1,030, $936 and $0, respectively.

Goodwill

The Company recorded $1,517,792 of goodwill relating to the acquisition of assets of Gabriel Technologies, Inc. This amount will not be amortized.  Goodwill will be reviewed for impairment on a yearly basis.

Licenses

The Company paid $100,000 for the development of technology that allows them to track their security devices. Under an agreement with Locate Technologies, the Company will use this technology in its product. Locate will also be paid royalties for each device it sells. This agreement is in force for ten years. The license fee of $100,000 will be amortized over ten years. The amortization expense for the period ending June 30, 2004 is $5,000.

NOTE 8 – ACQUISITIONS

In June 2004, Gabriel Technologies, LLC acquired FRK, LLC with a future commitment to issue 225,000 shares of common stock in exchange for all of FRK’s common stock to the members of FRK, LLC.

The purchase price of FRK, LLC is $225,000.  The book value of assets acquired was $225,000.  The Company assumed no liabilities.  FRK, LLC became a wholly owned subsidiary of Gabriel Technologies, LLC.

GABRIEL TECHNOLOGIES, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and December 31, 2003

NOTE 9 – INVESTMENTS

Investments

The Company's investments consist of nonmarketable equity securities. These investments, for which the Company does not have the ability to exercise significant influence in the underlying company, are accounted for under the cost method of accounting. Dividends and other distributions of earnings, if any, are included in income when declared. The Company periodically evaluates the carrying value of its investments, and as of June 30, 2004, these investments were recorded at the lower of cost or estimated net realizable value.

During the period ending June 30, 2004, the Company exchanged the rights to 50,000 shares in Gabriel Technologies Corporation for a $50,000 investment in Cayuga Acquisition Corporation, an empty corporate shell, which the Company hoped to take public. The Company determined the corporate shell would not serve their purposes and the Company abandoned the attempt to take that shell public. For the year ending June 30, 2004, Cayuga Acquisition Corporation had no financial activity.

The Company collected moneys for the right to invest in Gabriel Technologies Corporation. These dollars are set in a liability account until such time as the shares in Gabriel technologies Corporation can be freely traded. The Company exchanged the rights to shares for a $3,500,000 investment in Trace Technologies, LLC, a $50,000 investment in an empty corporate shell, $137,500 for a note receivable (see note 6), and $3,800,140 in cash less capital expenses of $75,610, which totals to $7,412,030 in investment deposits.

NOTE 10 – LINE OF CREDIT

The Company has a line of credit with a local bank for $750,000 as of December 31, 2003.  The note is guaranteed by five members of the Company and bears interest at 2%, over the national prime rate.  There is $486,421 borrowed under this line of credit at June 30, 2004.

NOTE 11 – OPTIONS

During the year ending June 30, 2004, the Company has 420,000 in options outstanding to investors. These options allow these investors to purchase units of membership at $1.00 a unit. The options expire on January 25, 2005. The options, valued at $27,384, were expensed as finance charges during the period ending December 31, 2003.

The fair value of each option granted was estimated as of the date of grant using the Black Scholes option pricing model and the minimum value method in 2003 in accordance with SFAS 123.

Expected volatility	0
Risk free interest rate	4.5%
Expected years of options/warrant lives	1 year
Expected dividends	0%

GABRIEL TECHNOLOGIES, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and December 31, 2003

NOTE 12 - MEMBERS’ EQUITY

Restricted membership interest:

All transactions involving issuances by the Company of membership interest in the Company and other securities during the year ended June 30, 2004 involved unregistered membership interest and securities. Accordingly, trading of such securities is restricted pursuant to Rule 144 of the Securities Act of 1933.

Sales, issuances and cancellations of membership interest:

In connection with the purchase of the assets of Gabriel Technologies, Inc. the Company issued 5,653,250 membership units at par value of $0.00001 to the previous shareholders of Gabriel Technologies, Inc. and in exchange the previous shareholders gave up their rights of ownership in Gabriel Technologies, Inc.

The Company sold 518,000 membership units to various investors for $1.00 a unit. This generated cash of $518,000.

During the period ending June 30, 2004, the Company cancelled subscriptions receivable for 3,252,500 membership units in the amount of $3,252,500, these subscriptions were cancelled because management deemed them to be uncollectible.

NOTE 13 - COMMITMENTS

Lease Agreements

During 2003 the Company leased office space and warehouse space but terminated both leases in 2004.  The Company began leasing office and warehouse space for $5,887 per month.  Under a Lease term of 62 months that began February 2004 and will end in 2009.  The Company also rents space in Florida for $475 per month.  The term of the lease is for one year beginning in April 2004.  The lease agreement was executed in March of 2004.  Following is a schedule of future minimum rental payments:

Year Ending June:

2004

          $66,824

2005

72,073

2006

72,590

2007

73,237

2008

75,179

Thereafter

18,957

Total

          $378,860

Total rent expense for the year ending June 30, 2004 is $67,375.

The Company has entered into two lease agreements for furniture and equipment. These leases are considered capital leases and will be amortized over the estimated life of the asset. The first agreement has a life of 24 months and a monthly payment of $663 for 24 months with a bargain buyout at the end of the lease. The total payments including the bargain buyout is $16,572.

GABRIEL TECHNOLOGIES, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and December 31, 2003

The second lease is for equipment and has a life of 48 months and a monthly payment of $715. This lease also has a bargain buyout at the end of the lease. The total payments including the bargain buyout is $58,040.

License Agreement

The Company has entered into a license agreement with Locate Technologies for which Locate will develop a tracking system for security devices. The Company will pay a fee to Locate for each device sold and will pay for the development of more technologies according to a predetermined schedule. The Company is required to make two separate $100,000 payments when certain milestones are reached. Company’s management does not believe the remaining milestones will be reached and therefore does not account for this potential liability.

NOTE 14 – SUBSEQUENT EVENTS

On or about July 28, 2004, the Company entered into a stock exchange action with Gabriel Technologies, Corporation, based in Omaha, Nebraska.  The Company’s members exchanged membership units for the restricted common stock of Gabriel Technologies Corporation on a one for one basis. Upon consummation of the stock exchange, the Company became a wholly owned subsidiary of Gabriel Technologies Corporation.

GABRIEL TECHNOLOGIES, INC.

TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

1

FINANCIAL STATEMENTS

Balance Sheets

2

Statements of Operations

3

Statement of Stockholders’ Equity

4

Statements of Cash Flows

5

NOTES TO THE FINANCIAL STATEMENTS

6

To the Board of Directors and Stockholders

Gabriel Technologies, Inc.

Omaha, Nebraska

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Gabriel Technologies, Inc. as of December 31, 2002 and the related statements of operations, stockholders’ equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

Since this was our initial examination of the financial statements of the Company, September 1, 2004 was the only date at which we observed the taking of physical inventories.  However, based on other tests we applied including tests of gross profits and review of physical inventory records, we have no reason to believe that inventories at December 31, 2002 were not fairly stated.

In our opinion, with the foregoing comment regarding inventories, the financial statements referred to above present fairly, in all material respects, the financial position of Gabriel Technologies, Inc. as of December 31, 2002 and the results of its operations, stockholders’ equity, and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/   Williams & Webster, P.S.

Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

November 19, 2004

GABRIEL TECHNOLOGIES, INC
BALANCE SHEETS

	June 30,	December 31,	June 30,
	2003	2002	2002
	(unaudited)		(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$238	$96,176	$67,174
Accounts receivable	-	213,000	-
Marketable securities	-	-	23,708
Inventory	-	100,159	266,817
Note receivable	683,391	-	-
Total Current Assets	683,629	409,335	357,699

OTHER ASSETS
Equipment, net	17,000	6,910	-
Patents, net	-	7,138	2,853
Loans to shareholders	410,770	410,770	278,577
Total Other Assets	427,770	424,818	281,430

TOTAL ASSETS	$1,111,399	$834,153	$639,129

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$-	$108,044	$51,264
Income tax payable	386,927	10,471	-
Notes payable	636,350	-	-
Total Current Liabilities	1,023,277	118,515	51,264

COMMITMENTS AND CONTINGENCIES	-	-	-

STOCKHOLDERS' EQUITY
Common stock, $0.00001 par value; 20,000,000 shares authorized,
5,703,250, 19,732,250 and 19,732,250 shares issued and outstanding, respectively	57	198	198
Additional paid-in capital	-	702,002	702,002
Retained earnings (accumulated deficit)	88,065	13,438	(114,335)
Total Stockholders' Equity	88,122	715,638	587,865

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,111,399	$834,153	$639,129

The accompanying notes are an integral part of the financial statements.

GABRIEL TECHNOLOGIES, INC.
STATEMENT OF STOCKHOLDERS' EQUITY

		Common Stock		Additional		Total
	Number of			Paid-in	Accumulated	Stockholders'
	Shares		Amount	Capital	Deficit	Equity (Deficit)

Balance December 31, 2001	19,704,750		$198	$872,502	$(62,298)	$810,402

Shares issued for services at $0.01 per share	200,000		2	1,998	-	2,000

Shares redeemed for repayment of shareholders loan	(172,500)		(2)	(172,498)	-	(172,500)

Net income for the period ended
December 31, 2002	-		-	-	(52,037)	(52,037)

BALANCE, December 31, 2002	19,732,250		$198	$702,002	$(114,335)	$587,865

Purchase of Company's stock from stockholders
in a partial liquidation	(14,029,000)		(141)	(702,002)	(656,141)	(1,358,284)

Net income for the period ended
June 30, 2003	-		-	-	730,768	730,768

BALANCE, June 30, 2003 (unaudited)	5,703,250		$57	$-	$(39,708)	$(39,651)

The accompanying notes are an integral part of the financial statements.

GABRIEL TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS
	June 30,		June 30,
	2003	December 31,	2002
	(unaudited)	2002	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$730,768	$75,735	$(52,037)
Adjustments to reconcile net income to net cash used by
operating activities:
Amortization expense	-	446	-
Common stock issued for services	-	2,000	2,000
Loss on the sale of securities	-	10,973	23,543
Sale of business assets	(1,340,798)	-	-
Changes in assets and liabilities:
Increase (decrease) in accounts payable	(108,044)	108,044	51,264
Increase (decrease) in accrued expenses	376,456	10,471	-
Decrease (increase) in accounts receivable	213,000	(213,000)	-
Decrease (increase) in inventory	100,159	166,658	-
Net cash provided (used) by operating activities	(28,459)	161,327	24,770
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
Acquisition of equipment	26,827	(6,909)	-
Patent costs	9,391	(7,584)	(2,853)
Sale of business assets	1,150,660	-	-
Decrease (increase) in note receivable - shareholder	-	(298,193)	(166,000)
Purchase of investments	-	(201,869)	(201,442)
Proceeds from the sale of securities	-	260,215	223,510
Increase in notes receivable	(683,391)	-	-
Payments on note receivable	-	85,000	85,000
Net cash provided (used) by investing activities	503,487	(169,340)	(61,785)
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Payments to shareholders in partial liquidation	(570,966)	-	-
Net decrease in cash and cash equivalents	(95,938)	(8,013)	(37,015)
Cash and cash equivalents beginning of period	96,176	104,189	104,189
Cash and cash equivalents end of period	$238	$96,176	$67,174
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Income taxes paid	$-	$-	$-
Interest paid	$-	$703	$620
NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Stock redeemed for note receivable	$172,500	$172,500	$172,500
Stock issued for services		$2,000	$2,000

The accompanying notes are an integral part of the financial statements.

GABRIEL TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS

	June 30,				June 30,
	2003		December 31,		2002
	(unaudited)		2002		(unaudited)

REVENUES	$147,822		$842,227		$220,226

COST OF GOODS SOLD	55,376		539,026		154,773

GROSS PROFIT	92,446		303,201		65,453

GENERAL AND ADMINISTRATIVE EXPENSES
Office and general	231,963		82,165		57,961
Professional fees	94,056		124,697		55,202
Total Expenses	326,019		206,862		113,163

INCOME FROM OPERATIONS	(233,573)		96,339		(47,710)

INTEREST EXPENSE	-		(703)		(620)
SALE OF ASSETS	1,340,798		(9,430)		(3,707)

INCOME BEFORE TAXES	1,107,225		86,206		(52,037)

PROVISION FOR TAXES	(376,456)		(10,471)		-

NET INCOME	$730,768		$75,735		$(52,037)

NET INCOME PER COMMON SHARE,
BASIC AND DILUTED	$0.04	$	nil	$	nil

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	17,394,083		19,732,147		19,732,044

The accompanying notes are an integral part of the financial statements.

GABRIEL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Gabriel Technologies, Inc. (the “Company”), a Delaware corporation, was formed on October 11, 2000. The company designs, develops, produces, markets and supports a proprietary series of advanced locking systems under the WAR-LOK name.  These locking devices are primarily used for securing shipping containers used by railroads and the trucking industry. The Company sells the WAR-LOK Series products through a direct sales force and qualified distributors in specific vertical industries. The Company has adopted a December 31 year end.

On May 31, 2003 the Company’s assets were purchased by Gabriel Technologies, LLC.. for approximately $1.6 million. The assets included inventory, patents and the assumption of certain liabilities (See Note 10).  As part of this transfer, the Company basically reformed its operations in the form of a Limited Liability Company.  For the purposes of these financial statements, the Company is reporting as an operating company to be comparable to the LLC.  Usually, a Company that has sold its prior operations would have reported those activities as discontinued operations.  As part of the sale, the Company retired certain shareholders shares of common stock (approximately 14,000,000 shares).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (hereinafter “SFAS No. 150”).  SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position.  Previously, many of those instruments were classified as equity.  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  The adoption of SFAS No. 150 is not expected to have an impact on the financial position or results of operations of the Company.

In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146 “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS No. 146”).  SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities.  SFAS No. 146 also addresses recognition of certain costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocate employees, and termination benefits provided to employees that are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-

GABRIEL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002

compensation contract.  The adoption of this policy did not have an effect on the financial statement at June 30, 2004,or December 31, 2003.

Advertising Expenses

Advertising expenses consist primarily of costs incurred in the design, development, and printing of Company literature and marketing materials.  The Company expenses all advertising expenditures as incurred.  The Company's advertising expenses for the periods ending June 30, 2003 and  December 31, 2002, were $ 15,595 and $5,422 respectively.

Accounts Receivable

The Company carries its accounts receivable at net realizable value.  On a periodic basis, the Company evaluates its accounts receivable and considers the need for an allowance for doubtful accounts, based on Company past and expected collections, and current credit conditions.  At December 31, 2002, all Company receivables are considered collectible and no valuation allowance is deemed necessary.

The Company’s had no bad debt expense for the periods ended June 30, 2003 and December 31, 2002.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Compensated Absences

Employees of the Company are entitled to paid vacation, sick, and personal days off, depending on job classification, length of service, and other factors.  The Company accrues vacation expense throughout the year.  At June 30, 2003 and December 31, 2002 no accrual was necessary.

Cost of Goods Sold

Cost of goods sold consists primarily of the raw materials, labor and overhead of products sold, inbound and outbound shipping charges, and packaging supplies.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 133”), as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”.  These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.  They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

GABRIEL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002

At June 30, 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share

The Company adopted SFAS No. 128, which provides for calculation of "Basic" and "Diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Although there were common stock equivalents outstanding at June 30, 2003 and December 31, 2002 they were not included in the calculation of earnings per share because they would have been considered anti-dilutive.

Going Concern

As shown in the accompanying financial statements, the Company has retained earnings of $88,065 through June 30, 2003, but has substantial liabilities  and no further operating activities.  The Company currently is reorganizing which will, if successful, mitigate these factors which raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company is currently not operating and a significant investment is believed necessary to develop operations through the next fiscal year.  The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for international expansion through affiliations and other business relationships.  Management intends to seek new capital from new equity securities issuances to provide funds needed to increase liquidity, fund internal growth, and fully implement its business plan.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include notes receivable, investments, and creditors holding secured and unsecured claims.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at June 30, 2003.

Income Taxes

Although the Company is registered in the state of Nebraska as a limited liability company, the company has elected to be taxed as a limited liability company and therefore the Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  This statement requires the recognition of deferred tax liabilities and assets for the future consequences of events that have been recognized in the Company’s consolidated financial statement or tax returns.  Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company’s assets and liabilities results in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such an asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.  See Note 4.

GABRIEL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002

Interim Financial Statements

The interim financial statements for the period ended June 30, 2003 and 2002, included herein have not been audited, at the request of the Company.  They reflect all adjustments, which are, in the opinion of management, necessary to present fairly the results of operations for the period.  All such adjustments are normal recurring adjustments.  The results of operations for the period presented is not necessarily indicative of the results to be expected for the full fiscal year.

Inventories

The Company records inventories at the lower of cost or market on a first-in, first-out basis.

Impaired Asset Policy and Asset Retirement Obligations

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (hereinafter “SFAS No. 144”).  SFAS No. 144 replaces SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.”  This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations.  SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.

In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts.

The Company does not believe any adjustments are needed to the carrying value of its assets at June 30, 2003 and December 31, 2002.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (hereinafter “SFAS No. 143”).  SFAS No. 143 establishes guidelines related to the retirement of tangible long-lived assets of the Company and the associated retirement costs.  This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets.  The Company adopted SFAS No. 143 and does not believe that the adoption has had a material impact on the financial statements of the Company.

Marketable Securities

During part of 2002, the Company maintained an investment account of marketable securities and recognized a net loss of $10,973 in the liquidation of these securities. The net investments held as marketable securities was $23,708 which represented the fair market value as of June 30, 2003. The cost basis of these miscellaneous stock holdings was $38,026.

Property and Equipment

Property and equipment are stated at cost.  Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years.  See Note 7.

GABRIEL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002

Revenue Recognition

Products are shipped FOB shipping point and title passes upon shipment.  The Company recognizes revenue from sales when there is persuasive evidence that an arrangement exists, services have been rendered, the seller’s price to the buyer is determinable, and collectibility is reasonably assured.

Stock Options and Warrants:

In accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), the Company will only recognize compensation costs as a result of the issuance of stock options and warrants to employees based on the excess, if any, of the fair value of the underlying stock at the date of grant (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. Therefore, the Company will not be required to recognize compensation expense as a result of any grants of stock options and warrants to employees at an exercise price that is equal to or greater than fair value. The Company will also make pro forma disclosures, in accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation" ("SFAS 123"), of net income or loss as if a fair value based method of accounting for stock options and warrants had been applied.

In December 2002, the Financial Accounting Standards Board issued Statement No. 148 (hereinafter “SFAS No. 148”) on “Accounting for Stock-Based Compensation—Transition and Disclosure.” This statement provides alternative methods of transition for companies that choose to switch to the fair value method of accounting for stock options.  SFAS No. 148 also makes changes in the disclosure requirements for stock-based compensation, regardless of which method of accounting is chosen. Under the new standard, companies must report certain types of information more prominently and in a more understandable format in the footnotes to the financial statements, and this information must be included in interim as well as annual financial statements.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses.  Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements.  Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 3 – CONCENTRATIONS

Bank Accounts

The Company maintains its cash accounts in three commercial banks.  For the periods ending June 30, 2003 and December 31, 2002, the Company did not maintain balances in these accounts in excess of the federally insured amounts.

Economic Dependence

The Company purchases its products from three major supplies that make up 100% of its total purchases for the period ending June 30, 2003 and December 31, 2002.

The Company had four major customers for the period ending June 30, 2003 and December 31, 2002 that make up approximately 100% of its total sales.

GABRIEL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002

NOTE 4 – INCOME TAXES

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

At December 31, 2002, the Company had net income before taxes of $86,206. This income, increased by $4,400 of organizational expenses not allowed as a tax deduction and reduced by prior year net operating loss carryforwards of approximately $28,700, creates a net taxable income of approximately $61,900 and a tax liability of approximately $10,500.

At June 30, 2003, the Company had net income before taxes $1,107,225, basically attributed to the recognized gain of $1,340,798 on the sale of assets to Gabriel Technologies, LLC (See note 10). The provision for taxes for the period ending June 30, 2003 was $376,456 which represents 34% of the gain.

No net deferred tax assets or liabilities are recorded as the book to tax differences are immaterial as of December 31, 2002 and June 30, 2003.

NOTE 5 – NOTES RECEIVABLE

The Company has a note receivable from Gabriel Technologies, LLC in the amount of $683,391, as the remaining balance of the asset purchase of May 31, 2003. This note carries no interest and is due in full by December 31, 2003.

NOTE 6 – LOANS TO SHAREHOLDERS

At December 31, 2002 the Company has loaned four shareholders a total of $410,770. These loans are evidenced by promissory notes with a due date of December 31, 2003 and carry an annual interest rate of 26.447%.

NOTE 7 – PROPERTY AND EQUIPMENT

Capital assets are recorded at cost.  Depreciation is calculated using the straight-line method over seven years.  Equipment was not acquired until near the end of December 31, 2002 and was not considered to be placed in service pending the transfer of assets to Gabriel Technologies, LLC.

The following is a summary of property, equipment and accumulated depreciation at June 30, 2003 and December 31, 2002:

	June 30, 2003	December 31, 2002
	Cost	Cost
Equipment	$17,000	$6,910

GABRIEL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002

Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations, and requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.  Accordingly, the Company reviews the carrying amount of long-lived assets for impairment where events or changes in circumstances indicate that the carrying amount may not be recoverable.  The determination of any impairment would include a comparison of estimated future cash flows anticipated to be generated during the remaining life of the assets to the net carrying value of the assets.

NOTE 8 – INTANGIBLE ASSETS

Intangible Assets

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (hereinafter “SFAS No. 141”) and Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" (hereinafter “SFAS No. 142”). SFAS No. 141 provides for the elimination of the pooling-of-interest method of accounting for business combinations with an acquisition date of July 1, 2001 or later. SFAS No. 142 prohibits the amortization of goodwill and other intangible assets with indefinite lives and requires periodic reassessment of the underlying value of such assets for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001.  The Company adopted SFAS No. 142. Application of the nonamortization provision of SFAS No. 142 is expected to result in no change to the Company’s results of operations.

Per management estimates of future cash flows no impairment of the assets are necessary.

Patents

Costs relating to the purchase of patents were capitalized and amortized using the straight-line method over seventeen years, representing the estimated life of the assets.

The following is a summary of the patents at December 31, 2002:

	Cost	Accumulated Amortization	Net Amount
Balance, January 1, 2002	$0	$0	$0
Activity in next twelve months	7,584	(446)	7,138
Balance, December 31, 2002	$7,584	$(446)	$7,138

On or about May 31, 2003 the Company sold all of its patents as part of the sale of assets to Gabriel Technologies, LLC (See note 10).

NOTE 9 – SHAREHOLDERS’ EQUITY

Restricted shares:

All transactions involving issuances by the Company of shares of the Company stock and other securities during December 31, 2002 involved unregistered shares and securities. Accordingly, trading of such securities is restricted pursuant to Rule 144 of the Securities Act of 1933.

GABRIEL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002

Sales, issuances and cancellations of membership interest:

During the year ended December 31, 2002, the Company redeemed 172,500 shares as a $172,500 payment toward to loans to shareholders.  The Company also issues 200,000 shares at $0.01 per share for services totaling $2,000.

NOTE 10 – SALE OF ASSETS

On or about May 31, 2003, the Company sold the operating assets and certain liabilities of the Company to Gabriel Technologies LLC for total consideration of $1,829,808 which included cash and notes payable of 1,207,316, assumed liabilities of $222,492 and promissory notes of $400.000.  The operating activities of the Company will continue under Gabriel Technologies, LLC. The Company distributed $570,966 in cash and notes payable of $636,350 to the shareholders in a partial liquidation of the shares of certain shareholders. The remaining shareholders agreed to a transfer of their interests from the Company to Gabriel Technologies, LLC.

GABRIEL TECHNOLOGIES, LLC

PROFORMA FINANCIAL STATEMENTS

The following proforma financial statements reflect the combination of Gabriel Technologies, LLC (“Gabriel LLC”) with Gabriel Technologies, Inc.  (“Gabriel Inc.”) for the year ended December 31, 2003.  The proforma statement of operations is presented for the twelve months ended December 31, 2003 as if the activities of Gabriel Inc. had continued as the activities of Gabriel LLC at December 31, 2003.   The proforma reflects the result of the satisfaction of the purchase agreement between Gabriel LLC and the shareholders of Gabriel Inc., whereas the operating activities of Gabriel Inc. were turned over to Gabriel LLC in May 2003.

The proforma financial statements have been prepared utilizing the historical financial statements of Gabriel LLC and Gabriel Inc.  These proforma financial statements should be read in conjunction with the historical financial statements and notes thereto of Gabriel LLC and Gabriel Inc.

The proforma financial statement of operations assumes that the combination occurred as of January 1, 2003.  All intercompany accounts and transactions have been eliminated.  Gabriel Inc.’s  year end is December 31, and Gabriel LLC had a year end of December 31 for 2003.

The proforma financial statements do not purport to be indicative of the financial positions and results of operations, which actually would have been obtained if the combination had occurred on the dates indicated, or the results, which may be obtained in the future

Gabriel Technologies, LLC.
Proforma Statements of Operations
(U.S. Dollars)

		Gabriel LLC
		April 1, 2003	Gabriel Inc.
		(Inception)	Six months			Proforma
		Through	ended			Combined
		December 31,	June 30,
		2003	2003	Eliminations		Total

Revenue		$455,348	$147,822	$-		$603,170
Cost of Revenue		258,407	55,376	-		313,783

Gross Profit		196,941	92,446	-		289,387

Operating Expenses
General and miscellaneous		1,013,180	231,963	-		1,245,143
Professional fees		90,242	94,056	-		184,298
Total Operating Expenses		1,103,422	326,019	-		1,429,441

Operating Income (Loss)		(906,481)	(233,573)	-		(1,140,054)

Other Income (Expenses)
Financing expenses		(157,722)	-	-		(157,722)
Gain on disposition of assets		-	1,340,798	(1,340,798)		-
Total Other Income (Expenses)		(157,722)	1,340,798	(1,340,798)		(157,722)

Net Income (Loss) Before Taxes		(1,064,203)	1,107,225	(1,340,798)		(1,297,776)

Income Tax Benefit (Provision)		334,458	(376,456)	376,456		334,458

Net Income (Loss)		$(729,745)	$730,769	$(964,342)		$(963,318)

Net Income (Loss) Per Share	$	n/a	$0.04		$	n/a

Weighted Average Number of Shares Outstanding		n/a	17,394,083			n/a

GABRIEL TECHNOLOGIES, LLC

NOTES TO PROFORMA FINANCIAL STATEMENTS

As of June 1 2003, Gabriel Technologies LLC affected the asset acquisition of the majority of the operating assets of Gabriel Technologies, Inc. in consideration of cash to the selling shareholders totaling approximately $1,358,000, and retiring approximately 14,000,000 shares of Gabriel, Inc. common stock pursuant to the agreement.

The accompanying proforma financial statements contain adjustments to characterize the transactions of Gabriel Inc. as those of Gabriel LLC for the period presented.  The Gabriel Inc. proforma statement of operations is presented for the six months ended June 30, 2003 (unaudited).  The Gabriel  LLC proforma statement of operations is presented for the period from inception on April 1, 2003 through December 31, 2003 (unaudited).

 The adjustments to the proforma statement of operations are as follows:  to eliminate the gain recognized on the sale of the assets from Gabriel Inc. to Gabriel LLC to facilitate the distribution to the separating shareholders, and the effect of the provision for taxes associated with that gain.

* * * * *

(c)

Exhibits

(2)

First Modified Plan of Liquidation of Princeton Video Image, Inc.

(3)(ii)

Bylaws

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GABRIEL TECHNOLOGIES CORPORATION

Date:  November 29, 2004

By:

/s/   Keith Feilmeier

Keith Feilmeier, Director, President, Chief

Executive Officer and Chief Operations Officer